Exhibit 5.15

March 17, 2016

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as special counsel in the State of Iowa to StoneMor Iowa LLC, an Iowa limited liability company, and StoneMor Iowa Subsidiary LLC, an Iowa limited liability company (each a “Local Entity” and, together, the “Local Entities”), each of which is a wholly owned subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement, including the Local Entities (collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 7 7⁄8% Senior Notes due 2021 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $175,000,000 aggregate principal amount of the Issuers’ outstanding 7 7⁄8% Senior Notes due 2021 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of May 28, 2013, as supplemented by Supplemental Indenture No. 1, dated as of August 8, 2014 (together, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

March 17, 2016

As special counsel to the Local Entities, we do not have knowledge of the transactions in which the Local Entities have engaged or of their day-to-day operations or activities, and no inference should be drawn as to our knowledge beyond the scope of the specific matters stated herein as to which we have been engaged as counsel to the Local Entities.

Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Indenture;

(b) a copy of the Articles of Organization of each Local Entity, each dated October 18, 2007;

(c) a copy of the Operating Agreement of each Local Entity, each dated October 18, 2007;

(d) a copy of the Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of StoneMor Partners L.P. (Other than StoneMor Operating LLC, Cornerstone Family Services of West Virginia Subsidiary, Inc. and Osiris Holding of Maryland Subsidiary, Inc.) dated as of May 13, 2013, relating to, among other things, the Notes and the Indenture; and

(e) a copy of the Master Officer’s Certificate of the Local Entities and other affiliated entities dated as of May 28, 2013, relating to certain of the factual assumptions made in this opinion letter (the “Officer’s Certificate”).

In addition to the foregoing documents, we have also reviewed such other documents as we considered appropriate as a basis for the opinions set forth below, and we reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed: (i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (ii) the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Local Entities; and (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on the representations and certifications set forth in the Officer’s Certificate, and have assumed that all representations and certifications of fact contained therein are true, accurate and complete. With respect to our opinion in paragraph 1 below as to the valid existence of the Local Entities, we have relied exclusively on a Certificate of Existence for each Local Entity issued by the Secretary of State of the State of Iowa dated as of March 11, 2016.

March 17, 2016

We have not made any independent investigation in rendering this opinion other than the examination described above, and our opinion is therefore qualified in all respects by the scope of that document examination.

Based on the foregoing and subject to the limitations, qualifications, exceptions, exclusions and assumptions set forth herein, we are of the opinion that:

1.	As of the date hereof, each Local Entity is validly existing under the laws of the State of Iowa.

2.	As of the date of the Indenture, each Local Entity had all requisite limited liability company power and authority to execute and deliver the Indenture, and as of the date hereof, each Local Entity has all requisite limited liability company power and authority to perform its obligations thereunder.

3.	As of the date of the Indenture, all necessary action had been taken on the part of each Local Entity to authorize the execution and delivery of the Indenture and the performance by each Local Entity of its obligations thereunder (including its Guarantee as provided therein).

4.	The Indenture was duly executed and delivered by each Local Entity, to the extent that execution and delivery of the Indenture are governed by the laws of the State of Iowa (excluding principles relating to conflicts of law).

The opinions expressed herein are limited in all respects to the laws of the State of Iowa in effect on the date hereof, and we express no opinion as to the effect of the federal laws of the United States of America or the laws, statutes, rules or regulations of any other jurisdiction, domestic or foreign. In rendering this opinion, we have assumed compliance with all laws, statutes, rules and regulations other than the laws of the State of Iowa.

The opinions expressed herein are given as of the date hereof, are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressee hereof of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein. This opinion is limited to the matters set forth herein, and no opinion is implied or may be inferred beyond the matters expressly contained herein.

March 17, 2016

This opinion is being provided solely for the benefit of the addressee hereof, and such addressee may rely on this opinion in connection with its opinion, dated as of the date hereof, filed with the Commission as an exhibit to the Registration Statement. Except as expressly set forth herein, this opinion may not be used or relied upon for any other purpose, relied upon by any other party or filed with or disclosed to any governmental authority without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Nyemaster Goode, P.C.